EXHIBIT 10.5

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF, PURSUANT TO THE TERMS OF THIS NOTE.

ONAR HOLDING CORPORATION

Exchange Secured Convertible Promissory Note

Original Issuance Date: September 28, 2026	Exchange Value: $[●]
Principal (incl. 10% Original Issue Discount): $[●]
Maturity Date: March 28, 2028

FOR VALUE RECEIVED, including the exchange, surrender and cancellation of certain Existing Securities pursuant to that certain Exchange Agreement, dated as of September 28, 2026 (the “Exchange Agreement”), by and between ONAR Holding Corporation, a Nevada corporation (the “Maker” or the “Company”), and the holder listed on Schedule I hereto or its registered assigns (the “Holder”), the Maker hereby promises to pay to the Holder the principal sum of $[●] (the “Principal”) pursuant to the terms of this Exchange Secured Convertible Promissory Note (this “Note”).

The Principal amount of this Note equals the Exchange Value (as defined in the Exchange Agreement) of the Existing Securities exchanged by the Holder pursuant to the Exchange Agreement, increased by an original issue discount of ten percent (10%) of the Principal (the “Original Issue Discount”), such that the Exchange Value of $[●] equals ninety percent (90%) of the Principal of $[●]. No cash consideration has been or will be paid for this Note.

This Note is one of a series of Notes issued pursuant to that certain Securities Purchase Agreement, dated as of September 28, 2026, by and among the Company and the holders party thereto (the “Purchase Agreement”), under which the Company may issue up to $15,000,000 aggregate principal amount of Notes, including Notes issued in exchange for existing indebtedness pursuant to Exchange Agreements. This Note constitutes an “Exchange Note” issued pursuant to the Exchange Agreement and shall be entitled to the benefits of the Purchase Agreement and the other Transaction Documents. This Note shall rank pari passu in right of payment and security with all other Notes issued pursuant to the Purchase Agreement.

The Holder of this Note shall not be entitled to receive any Warrants, participate in any Warrant Coverage calculation, or receive any Incentive Shares in connection with the issuance, ownership, exchange, conversion or repayment of this Note.

ARTICLE 1

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to, and is issued pursuant to, the Purchase Agreement and the Exchange Agreement, and is subject to, and incorporates, the provisions thereof. This Note constitutes an “Exchange Note” issued pursuant to the Exchange Agreement and is one of a series of Notes issued pursuant to the Purchase Agreement. This Note is subject to, and entitled to the benefits of, the Purchase Agreement, the Security Agreement and the Registration Rights Agreement, the Exchange Agreement and the other Transaction Documents. The provisions of the Purchase Agreement and the Exchange Agreement are hereby incorporated herein by reference as though fully set forth herein.

Section 1.2 Interest; Monthly Payments.

(a) Interest shall accrue on the Outstanding Balance (as defined below), commencing on the Original Issuance Date, at a rate of eight percent (8%) per annum (the “Interest”) and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall be payable in cash on the first Trading Day of each month and on the Maturity Date (each, an “Interest Payment Date”); provided that any accrued and unpaid Interest outstanding as of the Nasdaq Uplist shall not be paid in cash but shall, together with the Principal, automatically convert into Preferred Shares in accordance with Article 3. Except upon the Nasdaq Uplist as provided in Article 3, Interest may not be paid in Common Stock or any other equity security. “Outstanding Balance” means the Principal, as reduced or increased pursuant to the terms hereof, for conversion or payment, together with all accrued but unpaid Interest, collection and enforcement costs, and any other fees, expenses or charges due under this Note.

(b) The Outstanding Balance shall amortize in six (6) equal monthly installments commencing on the date that is twelve (12) months following the Original Issuance Date and continuing on each monthly anniversary thereafter until paid in full. All amortization payments shall be payable solely in cash. The Outstanding Balance shall be payable upon the earliest of (i) conversion pursuant to Article 3, (ii) redemption pursuant to Section 1.3, or (iii) the Maturity Date. All amortization payments, interest payments and other amounts payable under this Note shall be payable solely in cash until the exchange or conversion of this Note pursuant to Article 3.

(c) From and after the occurrence and during the continuance of any Event of Default, the Interest shall be increased upon the election of the Collateral Agent in writing to the Company to the lower of (i) 12% per annum or (ii) the highest amount permitted by applicable law (such interest upon an Event of Default shall be referred to as “Interest” or “Default Interest”). Default Interest shall accrue on the Outstanding Balance from the date of such Event of Default until the date such Event of Default is cured or waived by the Collateral Agent in accordance with the Transaction Documents and shall be payable upon conversion, mandatory repayment, payment following a Change of Control, repayment or maturity of this Note. If such Event of Default is subsequently cured and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Default Interest on the applicable Default Interest Payment Date), the Default Interest shall cease to accrue hereunder as of the day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

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Section 1.3 Prepayment. Other than as expressly contemplated in the Exchange Agreements, Maker shall have no right to voluntarily prepay, redeem or otherwise satisfy this Note prior to the Maturity Date except with prior written consent of the Holder.

Section 1.4 Secured Obligation. The obligations of the Maker under this Note are secured pursuant to the Security Agreement and the other Transaction Documents. The Collateral Agent shall hold all collateral securing this Note for the benefit of the holders of the Notes in accordance with the terms of the Security Agreement. Except as otherwise expressly provided in the Transaction Documents, the liens securing this Note shall be senior to all other liens and security interests other than Permitted Senior Debt and other liens expressly permitted under the Transaction Documents.

Section 1.5 Payment on Non-Trading Days. Whenever any payment to be made on this Note shall be due on a day which is not a Trading Day, such payment may be due on the next succeeding Trading Day.

Section 1.6 Replacement. Upon receipt of a duly executed Affidavit of Loss and Indemnity Agreement in customary form from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note. The Holder shall not be required to post a bond or other security.

Section 1.7 Exchange Value. The original Principal amount of this Note represents the Exchange Value determined pursuant to the Exchange Agreement, divided by ninety percent (90%) to reflect the Original Issue Discount, as set forth on the first page of this Note and on Schedule I. The issuance of this Note satisfies and replaces the Existing Securities exchanged pursuant to the Exchange Agreement, and the rights of the Holder with respect to such Existing Securities shall thereafter be governed solely by this Note and the other applicable Transaction Documents, except as otherwise expressly provided in the Exchange Agreement.

ARTICLE 2

Section 2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence and continuance of the following (unless the Event of Default is waived in writing by the Collateral Agent acting at the direction of the Lead Investors in accordance with the Security Agreement):

(a) any default in the payment of the Principal, Interest, or other sums due under this Note issued to the Holder when due (whether on the Maturity Date, an Interest Payment Date or by acceleration or otherwise);

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(b) the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document, including without limitation, (i) other than as expressly permitted under this Note, the Purchase Agreement or the other Transaction Documents, the issuance of any securities of the Maker or its Subsidiaries other than an Exempt Issuance, the incurrence of any Indebtedness or the imposition of a Lien upon any of the assets of the Maker or its Subsidiaries, except for Permitted Indebtedness or Permitted Liens, respectively, (ii) failure to deliver the Conversion Shares on the Share Delivery Date; (iii) any other material breach of its covenants and obligations under the Purchase Agreement and other Transaction Documents entered into by and between the Maker and the Holder dated the Original Issuance Date; or (iv) the incurrence of Indebtedness other than Permitted Senior Debt or other indebtedness expressly permitted under this Note, the Purchase Agreement or the other Transaction Documents; provided, however, that with respect to any breach under this Section 2.1(b) that is capable of being cured, such breach shall not constitute an Event of Default unless such breach remains uncured for twenty (20) Business Days after written notice thereof from the Collateral Agent or the Lead Investors; provided, further, that no cure period shall apply to any Event of Default under Section 2.1(a) or to any breach that by its nature is incapable of cure;

(c) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on $250,000 or more of any Indebtedness or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(d) the Maker’s notice to the Holder, including by way of public announcement at any time of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Preferred Shares;

(e) subject to compliance with applicable law, if the Holder has sold shares of Common Stock pursuant to Rule 144, when available, but only to the extent of the number of shares sold, the failure of the Maker to instruct its Transfer Agent (as hereinafter defined) to remove any legends from the Common Stock and issue such unlegended certificates to the Holder within the Standard Settlement Period; as used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, applicable to trades of the Common Stock on the Trading Market as in effect on the applicable date of issuance, transfer or legend removal. For avoidance of doubt, as of the Original Issuance Date the Standard Settlement Period is one Trading Day;

(f) the Maker shall fail to timely deliver the Preferred Shares as and when required in Section 3.2;

(g) at any time the Maker shall fail to have the Required Minimum authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note;

(h) any representation or warranty made by the Maker or any of its Subsidiaries in the Purchase Agreement, this Note, or any other Transaction Document shall prove to have been false or misleading or breached in a material respect on the date as of which made;

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(i) the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(j) a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 60 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of 30 days;

(k) one or more final judgments or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and/or any of its Subsidiaries, that is not dismissed or stayed within 30 days;

(l) the Company fails to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in the filing of any report required to be filed under the Exchange Act which shall not be considered delinquent if an extension permitted by Rule 12b-25 under the Exchange Act has been timely filed and such filing is timely made within the applicable grace period) or ceases to be subject to the reporting requirements of the Exchange Act;

(m) [Reserved].

(n) a final determination, not subject to appeal, has been made by the relevant exchange or market listed in this paragraph, that the Maker’s Common Stock ceases to be listed or quoted (after the Common Stock has been approved for listing or quotation and has in fact traded on such exchange or market) on the Trading Market, OTCQB, OTCQX, OTC Pink, The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc., or another national securities exchange or nationally recognized trading market;

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(o) [Reserved].

(p) the Maker initiates a “going private” transaction and as a result its Common Stock may no longer registered under Section 12(b) of the Exchange Act;

(q) there shall be any SEC stop order with respect to any resale registration statement, a trading suspension by the SEC or the Trading Market of the Common Stock, or any restriction in place with the Transfer Agent for the Common Stock restricting the trading of such Common Stock which continues for two (2) Trading Days;

(r) the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill” which continues for two (2) Trading Days;

(s) if the Company replaces its Transfer Agent, the Company fails to instruct the new Transfer Agent to provide prior to the effective date of such replacement, a fully executed irrevocable transfer agent instructions (including but not limited to the provision to irrevocably reserve the Required Minimum) signed by the successor Transfer Agent and the Company;

(t) the Company’s Common Stock is not DWAC Eligible;

(u) the Company fails to be in compliance with the Securities Act and the Exchange Act in any material respect;

(v) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

(w) following the Nasdaq Uplist, the Company fails to timely effect the automatic conversion or exchange of this Note into Preferred Shares as required by Article 3.

Section 2.2 Remedies Upon an Event of Default.

(a) Notwithstanding anything contained herein to the contrary: (i) a payment default under Section 2.1(a) shall not constitute an Event of Default unless such failure remains uncured for five (5) Business Days after written notice thereof is received by the Company; and (ii) any Event of Default arising under Section 2.1(b) that is capable of cure shall not constitute an Event of Default unless such default remains uncured for twenty (20) days after written notice thereof. Upon the occurrence and continuation of an Event of Default, the Collateral Agent acting at the direction of the Lead Investors may declare the Mandatory Default Amount immediately due and payable. The Mandatory Default Amount shall be immediately due and payable to the Holder in immediately available funds free and clear of all Liens; provided that upon the occurrence of an Event of Default described in Section 2.1(i) or (j) above, the Mandatory Default Amount shall become immediately due and payable without any declaration or other act on the part of the Holder; provided further, immediately upon the occurrence of any Event of Default described in Section 2.1 (i) or (j) above, or upon failure to pay this Note in full on the Maturity Date, the Holder, without any notice to the Maker, which notice is expressly waived by the Maker, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Maker under this Note and any other agreement or instrument, and any and all rights and remedies available to the Holder at law or in equity.

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(b) Subject to the applicable cure period in Section 2.2(a), upon the occurrence of any Event of Default, the Holder may at any time at its option declare, the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable immediately or if such Event of Default may be cured or remedied within the cure period specified in Section 2.2(a), at the end of such cure period. Upon the failure of the Maker to cure an Event of Default within the time permitted by this Note, or if the Event of Default is not capable of being cured, the remedies provided in this Note.

(c) The provisions of Section 3.2(b) and (c) shall also apply upon any Events of Default relating to Conversion Shares in addition to the remedies under this Section 2.2.

(d) Any Event of Default may be waived by the Company and the Collateral Agent acting at the direction of the Lead Investors.

(e) Notwithstanding anything contained herein to the contrary, all collateral administration, amendments, waivers, accelerations, foreclosures, enforcement actions and remedies relating to this Note, the Security Documents and the collateral securing this Note shall be exercised exclusively by the Collateral Agent acting at the direction of the Lead Investors in accordance with the Security Agreement.

ARTICLE 3

Section 3.1 Conversion.

(a) Exchange. This Note shall become subject to exchange only upon the occurrence of the Nasdaq Uplist and in accordance with the terms set forth herein and the other Transaction Documents. Upon the Nasdaq Uplist, the Outstanding Balance of this Note, including all accrued and unpaid Interest, shall automatically exchange on a dollar-for-dollar basis into Preferred Shares having an aggregate stated value equal to such Outstanding Balance, in accordance with the Transaction Documents. Such exchange shall occur automatically and simultaneously with the exchange of all other Notes then outstanding pursuant to the Transaction Documents. Following such exchange, this Note shall be deemed cancelled in full, and all rights of the Holder shall thereafter be represented solely by the Preferred Shares issued in exchange for this Note and governed by the applicable Certificate of Designation and the Transaction Documents. No exchange notice, surrender of this Note or other action by the Holder shall be required to effect the Uplist Conversion. Notwithstanding anything herein to the contrary, no automatic exchange of this Note into Preferred Shares shall occur while an Event of Default exists and remains uncured. If an Event of Default has occurred prior to the Nasdaq Uplist, the Company shall not be entitled to require or effect the exchange of this Note unless and until such Event of Default has been fully cured or expressly waived by the applicable Holder.

(b) Conversion Price. The “Conversion Price” shall be the Stated Value of the Preferred Shares as set forth in the Certificate of Designation.

(c) Nasdaq Uplist Conversion. Upon the Nasdaq Uplist, all outstanding Principal and all accrued but unpaid Interest under this Note shall automatically convert on a dollar-for-dollar basis into Preferred Shares having an aggregate stated value equal to such Principal and accrued but unpaid Interest. Such conversion shall occur automatically and without any action, election, notice, consent, demand or instruction by the Holder. Following such conversion, this Note shall be deemed cancelled in full and all rights of the Holder shall thereafter be represented solely by the Preferred Shares issued pursuant to this Section and governed by the applicable Certificate of Designation and the Transaction Documents.

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Section 3.2 Delivery of Conversion Shares.

(a) As soon as practicable after any conversion or payment of any amount due hereunder in the form of Preferred Shares in accordance with this Note, and in any event within the Standard Settlement Period thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of shares of fully paid and non-assessable Preferred Shares to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), as applicable, in the applicable denominations based on the applicable conversion or payment, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the Preferred Shares issuable upon any conversion of this Note, provided the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) DTC Fast Automated Securities Transfer Program (“FAST”) or a similar program, upon request of the Holder, the Company shall cause the Transfer Agent to electronically transmit such Conversion Shares issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal At Custodian system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

(b) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares and any Preferred Shares issued pursuant to the Uplist Conversion in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such securities; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Upon the Nasdaq Uplist and the automatic Uplist Conversion contemplated by this Article 3, the Company may not refuse or delay such conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has engaged in any violation of law, violation of any agreement to which the Holder or the Company is a party, or for any other reason, unless (i) an injunction issued by a court of competent jurisdiction, on notice to the Holder, restraining or enjoining the conversion of all or part of this Note shall have been sought and obtained, and (ii) the Company posts a surety bond for the benefit of the Holder in an amount equal to 100% of the Outstanding Balance subject to such injunction, which bond shall remain in effect until the completion of the underlying litigation and the proceeds thereof shall be payable to the Holder to the extent awarded by a final judgment. In the absence of such injunction, the Company shall timely complete the Uplist Conversion and issue the applicable Preferred Shares, Conversion Shares and any other securities required to be issued pursuant to this Note and the Transaction Documents.

(c) The Company’s Failure to Timely Convert. If the Company shall fail for any reason or for no reason, on or prior to the applicable Share Delivery Date, to issue and deliver the Preferred Shares, Conversion Shares or other securities required to be issued pursuant to the automatic Uplist Conversion contemplated by Article 3 (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, the Holder may, by written notice to the Company, require the Company to redeem, in cash, the portion of the Outstanding Balance affected by such Conversion Failure at a redemption price equal to the Mandatory Default Amount applicable thereto. In addition to the foregoing, if on or prior to the Share Delivery Date, the Company shall fail to issue and deliver any securities required to be issued pursuant to the automatic Uplist Conversion and, as a result of such failure, the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares that the Holder was entitled to receive from the Company pursuant to such conversion (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within five (5) Trading Days after receipt of the Holder's request, at the Holder's election: (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (the “Buy-In Price”), at which time the Company's obligation to issue such shares shall terminate; or (ii) promptly honor its obligation to issue the applicable securities and pay cash to the Holder in an amount equal to the excess, if any, of the Buy-In Price over the product of (x) the number of shares required to be issued multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the Nasdaq Uplist and ending on the date of such issuance and payment (the “Buy-In Payment Amount”). Nothing herein shall limit the Holder's right to pursue any other remedies available at law or in equity, including specific performance and injunctive relief, with respect to the Company's failure to timely complete the automatic Uplist Conversion or issue the securities required pursuant to Article 3.

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(d) [Reserved].

(e) Beneficial Ownership Limitation. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) (the “Maximum Percentage”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note or conversion of Conversion Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note or related Conversion Shares beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3.2(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.2(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note or Conversion Shares held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3.2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note or conversion of Conversion Shares held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3.2(e) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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(f) Fractional Shares. The Company shall not issue any fraction of a Preferred Share upon any conversion. If the issuance would result in the issuance of a fraction of a Preferred Share, the Company shall round such fraction of a Preferred Share up to the nearest whole share.

(g) No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

(h) Issuance Taxes. The Maker shall pay any and all issuance and other taxes, excluding federal, state, or local income taxes, that may be payable in respect of any issue or delivery of Preferred Shares on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(i) Reservation of Common Stock. The Maker shall, at all times while any Note remains outstanding, reserve and keep available out of its authorized but unissued Common Stock a number of shares equal to 200% of the maximum number of shares that may be issuable pursuant to the Notes based upon an assumed conversion price of the Preferred Shares of $0.03 per share. If at any time the reserve becomes insufficient, the Company shall promptly take all actions necessary to increase its authorized capital and restore compliance with this Section. The reserve obligations set forth herein shall automatically terminate upon the Uplist Conversion.

(j) Regulatory Compliance. If any Common Stock to be reserved for the purpose of conversion of this Note requires registration or listing with or approval of any Governmental Authority, national securities exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

Section 3.3 Certain Adjustments. The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a) Merger, Sale of Assets, etc. If the Maker or any of its Subsidiaries at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion right immediately prior to such consolidation, merger, sale, or conveyance as determined in good faith by the Board of Directors and reasonably acceptable to the Collateral Agent. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 3.3(a) shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale, or conveyance.

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(b) Reclassification, etc. If the Maker at any time shall, by reclassification or otherwise, change the Preferred Shares into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Preferred Shares immediately prior to such reclassification or other change.

(c) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, all references to Common Stock shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d) Round-Down Adjustment. If at any time prior to the Nasdaq Uplist, the Company issues or sells any Common Stock, Preferred Shares, convertible security or other equity security at an effective price per share less than the Conversion Price then in effect, the Conversion Price shall automatically be adjusted to such lower price. For the avoidance of doubt, this anti-dilution protection shall survive the exchange of this Note into Preferred Shares and shall be reflected in the Certificate of Designation applicable to the Preferred Shares. Customary exclusions shall apply for equity incentive plans approved by the Board, strategic partnerships, acquisitions, and other Exempt Issuances. If any outstanding warrant, option, convertible security, preferred stock or other instrument is exercised, exchanged, converted, repriced, reset or amended, or otherwise results in the issuance of Common Stock at an effective price per share lower than the Conversion Price then in effect, the Conversion Price shall automatically be reduced to such lower effective price. Any such adjustment shall occur automatically without further action by the Holder. For the purposes of this Section 3.3(d), Conversion Price is as defined in the Purchase Agreement.

Section 3.4 [Reserved].

Section 3.5 Rights Upon Fundamental Transaction.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction without the consent of the Lead Investors and unless (i) the Person (which may be the Company) formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into (the “Successor Entity”) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 3.5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for the Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having Principal and Interest equal to the Principal then outstanding and any accrued and unpaid Interest thereon (if any) of the Note held by the Holder, having similar conversion rights as the Note and having similar ranking and security to the Note, and satisfactory to the Holder and (ii) the Successor Entity (including its parent entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on any eligible market, including The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” or the “Maker” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Preferred Shares issuable upon the conversion of the Note prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its parent entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company, to waive this Section 3.5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 3.5(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

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(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion price for such consideration commensurate with the Conversion Price (as defined in the Purchase Agreement). Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 3.5(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

(c) Prepayment Following a Change of Control. No later than 15 days following the entry by the Company into an agreement for a Change of Control but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within 30 days after receipt of a Notice of Change of Control, the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to 120% of the then Outstanding Balance (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(d) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided, that the Holder’s original Note shall have been so delivered to the Maker.

ARTICLE 4

Section 4.1 Covenants. For so long as there is any Outstanding Balance of this Note, unless otherwise approved by the Lead Investors in accordance with the Transaction Documents, the Company shall be bound by the following covenants

(a) Further Assurances. The Maker hereby agrees that, from time to time upon the written request of the Holder, it will execute and deliver such further documents and do such other acts and things as the Holder may reasonably request in order fully to comply will all of the Makers obligations under this Note, including without limitation in respect of Section 2.2(d).

(b) Incurrence of Indebtedness. The Company shall not without the prior written consent of the Lead Investors, incur or guarantee or assume any Indebtedness (other than (i) the Note, (ii) Permitted Indebtedness, and (iii) Permitted Senior Debt, including liens securing such debt).

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(c) Existence of Liens. Without the prior written consent of the Lead Investors, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest, deed of trust, or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note whether by way of payment in respect of principal of (or premium, if any) or Interest on, such Indebtedness or fund any other obligation or otherwise make any other payments subject to Section 4.5(b). Notwithstanding the foregoing, the Company may make: (i) scheduled payments of principal and interest on Indebtedness on Schedule 3.1(bb) of the Purchase Agreement; (ii) payments pursuant to the Exchange Agreements; (iii) payments on Permitted Senior Debt; (iv) settlement payments relating to disclosed litigation; (v) payments relating to the Nasdaq Uplist; (vi) those settlement payments regarding matters previously disclosed in the SEC Reports; and (vii) other payments not exceeding $500,000 in the aggregate in any fiscal year.

(e) Restriction on Prepayment and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, repurchase or declare or pay any cash dividend or other distribution on any of its capital stock excluding any intercompany transfers.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances, and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and products in the ordinary course of business, and (iii) sales of unwanted or obsolete assets or other assets that are not material to the business of the Company and its Subsidiaries.

(g) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights, and privileges, and become or remain, and cause each of its material Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its material Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

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(i) Maintenance of Intellectual Property. The Company will, and will cause each of its material Subsidiaries to, take all reasonable action necessary or advisable to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights and all applications and registrations therefor of the Company and/or any of its Subsidiaries, in each case that are necessary or material to the conduct of its business in full force and effect.

(j) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally by companies in similar businesses similarly situated. Within 30 days of the Original Issuance Date, the Company shall have in effect a directors and officers liability insurance policy in an amount at least equal to $2,000,000 and maintain such insurance policy at all times while any Note remains outstanding.

(k) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business or consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(l) Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

(m) Operation of Business. The Company and/or any of its Subsidiaries shall operate its business in the ordinary course consistent with past practices.

(n) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(o) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

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(p) Nasdaq Uplist Termination. Upon the Nasdaq Uplist and immediately following the issuance of the Preferred Shares: (i) all covenants contained in this Note; (ii) all Events of Default; (iii) all reserve requirements; (iv) all restrictions on issuances and payments; (v) all liens and security interests securing this Note; and (vi) all other debt-related rights and obligations contained herein, shall automatically terminate and be of no further force or effect. Thereafter the rights of the parties shall be governed solely by the Certificate of Designation, the Registration Rights Agreement, the Leak-Out Agreement and the Securities Purchase Agreement to the extent applicable following the Nasdaq Uplist; provided, however, that the termination of this Note shall not affect any claim, cause of action, right to payment, damages claim, indemnification right or other remedy arising from any breach, Event of Default or other violation of this Note occurring prior to the Nasdaq Uplist. Any such claim must be asserted within six (6) months following the Nasdaq Uplist and shall survive until finally resolved.

(q) Conversion Floor Price. Notwithstanding anything to the contrary contained in this Note, in no event shall the Conversion Price (the “Floor Price”) be adjusted (subject to adjustment for any forward or reverse stock splits, stock dividends, combinations, recapitalizations and similar events) below (i) the Minimum Price (as defined in Section 4.33 of the Purchase Agreement) as of the execution date of this Note, unless an alternative exception applies, and (ii) the minimum bid price per share required for the Common Stock to achieve initial listing on the Nasdaq Capital Market as set forth in Nasdaq Rule 5505(a)(1)(A), and to maintain such listing on the Nasdaq Capital Market as set forth in Nasdaq Rule 5550(a)(2).

Section 4.2 Option of the Holder. In connection with the number of Trading Days referred to in this Note, the Holder shall have the option to add the number of Trading Days for which a temporary “chill” has been in effect as specified in the Purchase Agreement. This Section 4.2 and any election by the Holder shall not be deemed to modify the Events of Default.

Section 4.3 Notice of Event of Default. Upon the occurrence of any Event of Default, the Maker shall immediately notify all Holders. If the Event of Default remains uncured beyond the applicable cure period set forth in Section 2.2(a), the Maker shall deliver written notice thereof to all Holders within two (2) Business Days following the expiration of such cure period, describing the nature of the Event of Default and the actions being taken to cure such Event of Default.

Section 4.4 General Provisions Regarding Payments.

(a) All payments by the Maker of principal, interest, fees and other obligations shall be made in U.S. Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the applicable Holder, not later than 4:00 p.m. to the Holder’s designated payment account on the date due or specified, without presentation or surrender of any Note or the making of any notation thereon, except upon the written request of the Maker made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Maker; funds received by the Holder after that time on such due date shall be deemed to have been paid by the Maker on the next Trading Day.

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(b) All payments in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repaid and all other amounts payable with respect to the principal amount being repaid or prepaid.

(c) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Trading Day, such payment shall be made on the next succeeding Trading Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(d) All payments or proceeds received by the Holder hereunder or under any Transaction Document in respect of any of the obligations, including, but not limited to all proceeds received by the Holder in respect of any sale, any collection from, or other realization upon all or any part of the Collateral (as defined in the Security Agreement), shall be applied in full or in part as follows:

(i) first, ratably to pay the obligations in respect of any fees and indemnities then due and payable to the Holder until paid in full;

(ii) second, ratably to pay accrued interest in respect of the Note as set forth in the payments in Schedule II until paid in full; and

(iii) third, ratably to pay principal of the Note as set forth in the payments in Schedule II until paid in full.

ARTICLE 5

Section 5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 prior to 5:00 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 on a day that is not a Trading Day or later than 5:00 p.m. (New York, N.Y. time) on any date and earlier than 11:59 p.m. (New York, N.Y. time) on such date, (c) the Trading Day following the date of delivery to a carrier , if sent by U.S. nationally recognized overnight courier service next Trading Day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

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Section 5.2 Governing Law. This Note shall be governed by and construed in accordance with the Purchase Agreement. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of pleading and proving irreparable harm or lack of an adequate remedy at law and without any bond or other security being required.

Section 5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of the Holder in enforcing or exercising its rights under this Note, including, without limitation, reasonable attorneys’ fees and expenses and the fees and expenses of any expert witnesses.

Section 5.6 Binding Effect. The obligations of the Maker set forth herein shall be binding upon its successors and assigns, whether or not such successors or assigns are permitted by the terms herein.

Section 5.7 Transfers. Holder may transfer or assign this Note in accordance with applicable securities laws without Company consent to any affiliate, fund, financing source or permitted transferee.

Section 5.8 Amendments; Waivers. No provision of this Note may be amended, modified or waived except by the Company and the Lead Investors; provided that any amendment disproportionately and adversely affecting a Holder shall also require the consent of such Holder. No waiver of any default with respect to any provision, condition, or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of the Holder to exercise any right hereunder in any manner impair the exercise of any such right.

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Section 5.9 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell, or otherwise dispose of this Note in violation of applicable securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the form as the legend on the face of this Note.

Section 5.10 Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced as provided in the Purchase Agreement.

Section 5.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

Section 5.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, and do hereby waive the right to a trial by jury.

Section 5.13 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings.

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Original Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c) “Buy-In” has the meaning contained in Section 3.2(c).

(d) “Buy-In Price” has the meaning contained in Section 3.2(c).

(e) “Buy-In Payment Amount” has the meaning contained in Section 3.2(c).

(f) “Certificate of Designation” means the Certificate of Designation of Series 1 Convertible Preferred Shares of ONAR Holding Corporation.

(g) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(h) “COC Repayment Price” has the meaning contained in Section 3.5(c).

(i) “Collateral Agent” shall have the meaning as defined in the Purchase Agreement.

(j) “Common Stock” shall have the meaning as defined in the Purchase Agreement.

(k) “Company” has the meaning contained on page 1 of this Note.

(l) “Conversion Failure” has the meaning contained in Section 3.2(c).

(m) “Conversion Price” has the meaning contained in Section 3.1(b).

(n) “Conversion Shares” has the meaning contained in Section 3.2(a).

(o) “Convertible Securities” has the meaning contained in Section 3.4.

(p) “Corporate Event” has the meaning contained in Section 3.5(b).

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(q) “Default Interest” has the meaning contained in Section 1.2.

(r) “DTC” has the meaning contained in Section 3.2(a).

(s) “Event of Default” has the meaning contained in Section 2.1.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u) “Exchange Agreement” means that certain Exchange Agreement, dated as of September 28, 2026, by and between the Company and the Holder.

(v) “Exchange Note” means a Note issued pursuant to an Exchange Agreement in exchange for Existing Securities and not for new cash consideration.

(w) “Exchange Value” means the Exchange Value determined pursuant to the Exchange Agreement.

(x) “Exempt Issuance” shall have the meaning contained in the Purchase Agreement.

(y) “Existing Securities” means the notes, debentures, convertible notes, promissory notes and other evidences of indebtedness of the Company identified on Exhibit A to the Exchange Agreement, together with all rights, claims, remedies, accrued and unpaid interest, premiums, fees and other amounts owing thereunder, that are being surrendered, assigned, exchanged, cancelled and extinguished pursuant to the Exchange Agreement in consideration for the issuance of this Note.

(z) “FAST” has the meaning contained in Section 3.2(a).

(aa) “Floor Price” has the meaning contained in Section 4.1(q).

(bb) “Fully Diluted Share Count” means 648,070,547 shares of Common Stock, including the total number of shares of Common Stock outstanding immediately prior to the Closing, assuming conversion of all outstanding preferred stock in accordance with its contractual conversion terms, but excluding all Notes, Preferred Shares and securities issuable pursuant thereto.

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(cc) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or Affiliated with any Person or group of Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or Affiliated with any Person making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Person individually or the Persons in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Persons as of the date of this Note calculated as if any shares of Common Stock held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(dd) “Governmental Authority” means the government of the United States, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

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(ee) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(ff) “Holder” has the meaning contained on page 1 of this Note.

(gg) “Incentive Shares” means shares of Common Stock issued or issuable to the Purchasers pursuant to the Transaction Documents in connection with the Nasdaq Uplist, including any shares issued to satisfy Nasdaq public float requirements, holder-count requirements or related listing requirements, whether issued at Closing, upon the Nasdaq Uplist or thereafter.

(hh) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

(ii) “Interest” has the meaning contained in Section 1.2.

(jj) “Lead Investors” shall have the meaning set forth in the Purchase Agreement.

(kk) “Liens” has the meaning contained in Section 4.1(c).

(ll) “Maker” has the meaning contained on page 1 of this Note.

(mm) “Mandatory Default Amount” means an amount equal to 105% of the sum of (x) the outstanding Principal of this Note on the date on which the first Event of Default has occurred hereunder and (y) any accrued and unpaid Interest thereon, if any.

(nn) “Material Adverse Effect” shall have the meaning set forth in the Purchase Agreement.

(oo) “Maturity Date” has the meaning contained on page 1 of this Note.

(pp) “Maximum Percentage” has the meaning contained in Section 3.2(e).

(qq) “Nasdaq Uplist” means once the Company has received Nasdaq’s approval of the Company’s application to list its Common Stock on The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (collectively, “Nasdaq”) and the date on which the Company’s Common Stock commences trading on the Nasdaq. At the Company’s election, “Nasdaq” could mean for purposes of this Notes and the other Transaction Documents, a comparable national securities exchange, such as the NYSE American LLC.

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(rr) “Note” has the meaning contained on page 1 of this Note.

(ss) “Notice of Change of Control” has the meaning contained in Section 3.5(a).

(tt) “Notice of Prepayment at Option of Holder Upon Change of Control” has the meaning contained in Section 3.5(c).

(uu) “Outstanding Balance” has the meaning contained in Section 1.2.

(vv) “Permitted Indebtedness” means (i) the Indebtedness evidenced by the Note, (ii) indebtedness existing as of the date hereof, (iii) Indebtedness under the Transaction Documents and (iv) other unsecured Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount not to exceed $500,000 at any time.

(ww) “Permitted Liens” means (i) Liens under the Transaction Documents, (ii) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (iii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iv) any Lien created by operation of law, such as materialmen’s Liens, mechanics’ Liens and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under this Note, or Liens securing Permitted Senior Debt, provided that such Liens secure only Permitted Senior Debt and are subject to intercreditor arrangements reasonably acceptable to the Collateral Agent and (vi) Liens disclosed to the Holder on or prior to the date hereof.

(xx) “Permitted Senior Debt” means (i) one or more senior secured credit facilities, term loans, acquisition facilities or similar financing arrangements incurred by the Company and its Subsidiaries in an aggregate principal amount not exceeding $3,000,000, or such higher amount needed to equal $15,000,000 when combined with the aggregate principal amount of Notes sold pursuant to the Purchase Agreement, outstanding at any time, (ii) trade payables, purchase money indebtedness and capital lease obligations incurred in the ordinary course of business, (iii) seller notes, earnout obligations and deferred purchase price obligations incurred in connection with acquisitions permitted under the Purchase Agreement, (iv) refinancing indebtedness that refinances Permitted Senior Debt and does not increase the principal amount thereof except for customary fees, expenses and accrued interest, and (v) other indebtedness approved in writing by the Lead Investors.

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(yy) “Preferred Conversion” means the conversion or exchange of the Company’s outstanding Preferred Shares into Common Stock pursuant to the Transaction Documents immediately prior to the conversion of the Notes.

(zz) “Preferred Shares” means the shares of Series 1 convertible preferred stock issued upon the Nasdaq Uplist in exchange for the Notes pursuant to the Transaction Documents.

(aaa) “Pricing Period” means the 10 Trading Days following the cure of an Event of Default as permitted by this Note.

(bbb) “Principal” has the meaning contained on page 1 of this Note.

(ccc) “Purchase Agreement” has the meaning on Page 1 of this Note.

(ddd) “Lead Investors” shall have the meaning set forth in the Purchase Agreement.

(eee) “Required Minimum” shall have the meaning contained in the Purchase Agreement.

(fff) “Reverse Stock Split” means a reverse stock split of the Common Stock effected by the Company in order to satisfy the initial listing requirements of Nasdaq in connection with the Nasdaq Uplist.

(ggg) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(hhh) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(iii) “Security Agreement” shall have the meaning as defined in the Purchase agreement.

(jjj) “Share Delivery Date” has the meaning contained in Section 3.2(a).

(kkk) “Standard Settlement Period” has the meaning contained in Section 2.1(e).

(lll) “Stated Value” shall have the meaning set forth in the Certificate of Designation.

(mmm) “Subsidiary” shall have the meaning contained in the Purchase Agreement.

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(nnn) “Successor Entity” has the meaning contained in Section 3.5(a).

(ooo) “Trading Day” means a day on which the principal Trading Market is open for trading.

(ppp) “Trading Market” has the meaning contained in the Purchase Agreement.

(qqq) “Transaction Documents” has the meaning contained in the Purchase Agreement.

(rrr) “Transfer Agent” has the meaning contained in Section 3.2(a).

(sss) “Underlying Shares” has the meaning contained in the Purchase Agreement.

(ttt) “Uplist Conversion” means the automatic conversion of the Notes into Preferred Shares upon the Nasdaq Uplist pursuant to Article 3 and the Transaction Documents.

(uuu) “Uplist Financing” has the meaning contained in Section 4.1(t).

(vvv) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York, N.Y. time) to 4:00 p.m. (New York, N.Y. time)), (b) if the Common Stock is traded on OTCQB, OTCQX or OTC Pink, the volume weighted average sales price of the Common Stock for such date (or the nearest preceding date) on OTCQB, OTCQX or OTC Pink as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported in OTC Pink or successor operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent broker-dealer selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(www) “Warrants” has the meaning contained in the Purchase Agreement.

(xxx) “Warrant Coverage” has the meaning contained in the Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

ONAR HOLDING CORPORATION

By:
Name:	Claude Zdanow
Title:	Chief Executive Officer

[Signature Page to Exchange Secured Convertible Promissory Note]
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SCHEDULE I

HOLDER

Name of Holder	Existing Securities Exchanged	Exchange Value

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SCHEDULE II

PAYMENT SCHEDULE

Month	Interest	Principal	Total Payment

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